SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 21, 2005

CNB FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	2-88511	25-1450605
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification Number)

County National Bank

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices)

Registrant’s telephone number, including area code: (814) 765-9621

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Press Release announcing:

William F. Falger, President and CEO of CNB Financial Corporation (NASDAQ: CCNE), announced today the Corporation’s entry into the consumer discount loan and finance business with the formation of Holiday Financial Services Corporation, a wholly owned subsidiary of CNB Financial Corporation.

Exhibit 99	News Release announcing the formation of Holiday Financial Services Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB Financial Corporation

Date: November 21, 2005	By: /s/ Joseph B. Bower, Jr.
Joseph B. Bower, Jr.
Treasurer

Exhibit Index

Number	Description

Exhibit 99	News Release announcing the formation of Holiday Financial Services Corporation.

Exhibit 99

NEWS RELEASE

Contact: Leanne Kassab
Marketing Dept
(814)765-9621

FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION ANNOUNCES THE FORMATION OF HOLIDAY FINANCIAL SERVICES CORPORATION

Sidman, PA – November, 2005

William F. Falger, President and CEO of CNB Financial Corporation (NASDAQ: CCNE), announced today the Corporation’s entry into the consumer discount loan and finance business with the formation of Holiday Financial Services Corporation, a wholly owned subsidiary of CNB Financial Corporation.

Holiday Financial Services Corporation began operations on November 7, 2005, in Sidman, Pennsylvania by purchasing the performing loans of Holiday Consumer Discount Company which had previously operated in the Sidman area since 1965. The Corporation offers its customers both secured and unsecured consumer loans, sales finance products and associated credit insurance products.

In commenting on this new venture Mr. Falger stated, “The decision to enter the consumer finance arena was driven by the opportunity to serve a significant segment of the market that is often not able to obtain readily accessible financing.”

“Starting with this one office, the Corporation plans to open additional locations during 2006 and begin building a viable franchise,” Mr. Falger went on to say, “We believe this new venture has excellent earnings potential in the years ahead and will be a nice complement to the existing business line of our consolidated group.”

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic competitive conditions; and other risks and uncertainties.